UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 18, 2020

DARLING INGREDIENTS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 N. MACARTHUR BLVD., IRVING, TEXAS 75038

(Address of Principal Executive Offices)    (Zip Code)

Registrant’s telephone number, including area code: (972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock $0.01 par value per share	DAR	New York Stock Exchange (“NYSE”)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Definitive Material Agreement.

Effective September 18, 2020, Darling Ingredients Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries entered into an amendment (the “Sixth Amendment”) with its lenders to the Second Amended and Restated Credit Agreement, dated as of January 6, 2014 (as amended, the “Credit Agreement”), among the Company, as borrower, the other subsidiary borrowers party thereto, the subsidiary guarantors, JPMorgan Chase Bank, N.A., as administrative agent, the lending institutions party thereto and the other agents party thereto. In connection therewith, the Company also entered into amended and restated Security and Guaranty Agreements relating to the Credit Agreement. Capitalized terms used but not otherwise defined herein have the meanings ascribed in the Credit Agreement.

Among other things, the Sixth Amendment (i) extends the maturity date of the revolving credit facility under the Credit Agreement from December 16, 2021 to September 18, 2025, (ii) increases the leverage ratio applicable to achieving the lowest applicable margin on borrowings under the revolving credit facility from 1.0 to 1.5, (iii) eliminates or modifies certain of the negative covenants to increase the allowances for certain actions, including the incurrence of debt and investments, (iv) limits guarantees from, and security with respect to, entities organized outside of the United States and Canada to a limited group of foreign subsidiary holding companies, (v) includes a collateral release mechanic, subject to the consent of the term loan B lenders, upon the Company achieving certain investment grade credit ratings, and (vi) makes other market updates and changes.

The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the Sixth Amendment attached hereto as Exhibit 10.1, as well the amended and restated Security and Guaranty Agreements attached hereto as Exhibits 10.2 and 10.3, respectively. A copy of the press release announcing the amendment is filed as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

10.1	Sixth Amendment to Second Amended and Restated Credit Agreement, dated as of September 18, 2020, by and among Darling Ingredients Inc., as the parent borrower, the other subsidiary borrowers party thereto, the subsidiary guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and certain lenders party thereto.

10.2	Third Amended and Restated Security Agreement, dated as of September 18, 2020, by and among Darling Ingredients Inc., its subsidiaries signatory thereto and any other subsidiary who may become a party thereto and JPMorgan Chase Bank, N.A, as administrative agent.

10.3	Third Amended and Restated Guaranty Agreement, dated as of September 18, 2020, by and among Darling Ingredients Inc., its subsidiaries signatory thereto and any other subsidiary who may become a party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press Release dated September 21, 2020 regarding amendment to credit agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INGREDIENTS INC.

Date: September 23, 2020	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President,
General Counsel

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